UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2015

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-546-879-555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On March 19, 2015, Sensata Technologies Holding N.V. (“Sensata”) issued a press release announcing that its indirect, wholly owned subsidiary, Sensata Technologies B.V. (the “Issuer”), has commenced a cash tender offer for any and all of the outstanding $700 million aggregate principal amount of 6.5% Senior Notes due 2019, issued by the Issuer. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
Separately, on March 19, 2015, Sensata issued a press release announcing that the Issuer plans to conduct a private offering of $700 million in aggregate principal amount of senior notes due 2025 (the "Notes”) that is exempt from registration under the Securities Act of 1933, as amended. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A copy of the press release is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

99.1	March 19, 2015 press release entitled "Sensata Technologies B.V. Commences a Cash Tender Offer For Any and All of Its Outstanding 6.5% Senior Notes Due 2019"

99.2	March 19, 2015 press release entitled "Sensata Technologies Holding N.V. Announces Offering of $700 Million of Senior Notes"

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Paul Vasington
Date: March 19, 2015	Name: Paul Vasington
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	March 19, 2015 press release entitled "Sensata Technologies B.V. Commences a Cash Tender Offer For Any and All of Its Outstanding 6.5% Senior Notes Due 2019"

99.2	March 19, 2015 press release entitled "Sensata Technologies Holding N.V. Announces Offering of $700 Million of Senior Notes"